MEDEN CONSULTORIA

COPART 5 Participações S.A - Under Court-Supervised Reorganization

Valuation report on the book value of the shareholders' equity ascertained through the accounting books.

To the Shareholders and Managers
COPART 5 Participações S.A. – Under Court-Supervised Reorganization,
Rua General Polidoro, 99 – 5º andar – Parte
Botafogo, Rio de Janeiro – RJ

Accounting organization information

1. *Valore Consultoria e Avaliações Ltda. ("Meden Consultoria"), a company organized in the city of Rio de Janeiro, RJ, with address at Beco dos Barbeiros, n. 6, room 202, Taxpayer Identification Number CNPJ/MF 28.104.680/0001-02, registered with the Regional Council of Accountancy of the State of Rio de Janeiro under n. CRC/RJ-007507/0, represented by its undersigned partner, Mr. Paulo Victor Cunha Porto, accountant, holder of Id. Card. N. 22.550.670-8, Taxpayer Identification Number CPF/MF 125.427.977-65 and registered with the Regional Council of Accountancy of Rio de Janeiro under N. CRC/RJ-123458/0-8, residing and domiciled in Rio de Janeiro - RJ, with office located at the same address as the represented party, appointed by the management of COPART 5 Participações S.A. - Under Cour-Supervised Reorganization ("Company") to proceed with valuation of the book shareholders' equity on November 30, 2018, in accordance with Brazilian accounting practices, submits the result of its work as follows.*

Purpose of the valuation

2. *The valuation of the book shareholders' equity as of November 30, 2018 of COPART 5 Participações S.A. - The purpose of the Court-Supervised Reorganization is to support the merger of the book shareholders' equity by its parent company Oi S.A. - Under Court-Supervised Reorganization.*

Management's responsibility for accounting information

3. *The Company's management is responsible for the bookkeeping and preparation of accounting information in accordance with Brazilian accounting practices, as well as for the relevant internal controls that it has determined are necessary to enable preparation of such accounting information free from material misstatement, whether due to fraud or error. The summary of the main accounting practices adopted by the Company is described in Annex II of the valuation report.*

Work scope and accountant's responsibility

4. *Our responsibility is to express a conclusion on the book value of the book value of the Company's shareholders' equity on November 30, 2018, based on the work carried out in accordance with Technical Communication CTG 2002, approved by the Federal Accounting Council (CFC), which provides for application of examination procedures in the balance sheet for issuing a valuation report. Accordingly, we conducted our audit of the Company's financial statements in accordance with the applicable accounting standards, which require compliance with ethical requirements and planning and performance of the work to obtain reasonable assurance about whether the book value of the shareholders' equity calculated for preparation of our valuation report is free from material misstatement.*

5. Issuance of a valuation report involves the execution of selected procedures to obtain evidence regarding the amounts accounted for. The selected procedures depend on the accountant's judgment, including the assessment of the risks of material misstatement in shareholders' equity, whether due to fraud or error. In those risk assessments, the accountant considers the relevant internal controls for preparation of the Company's balance sheet in order to plan procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls. The work also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management. We believe that the evidence obtained is sufficient and appropriate to support our conclusion.

Conclusion

6. Based on the work carried out, we conclude that the negative value of BRL 56,361,728.42 (fifty-six million, three hundred and sixty-one thousand, seven hundred and twenty-eight reais and forty-two cents), according to the balance sheet on November 30, 2018, recorded in the accounting books and summarized in Annex I, represents, in all relevant aspects, the book value of the shareholders' equity of COPART 5 Participações S.A. - Under Court-Supervised Reorganization, evaluated in accordance with Brazilian accounting practices.

Rio de Janeiro, January 11, 2019.

Valore Consultoria e Avaliações Ltda.
CRC/RJ-007507/O

Paulo Victor Cunha Porto
Accountant
CRC/RJ-123458/O-8

ANNEX I

Balance sheet on November 30, 2018 of COPART 5 Participações S.A. - under Court-Supervised Reorganization for the purpose of incorporation of the Shareholders' Equity by Oi S.A. - Under Court-Supervised Reorganization

COPART 5 - PARTICIPAÇOES S.A. (Under Court-Supervised Reorganization)	ACCOUNTING STATEMENTS
Balance Sheet (In BRL)	BALANCES ON 11/30/2018
CURRENT ASSETS	**122.070.311,79**
Cash and cash equivalents	161,412.43
Accounts Receivable from Related Parties	121.195.404,27
Taxes Receivable	521,369.32
Court Deposits	85,319.43
Amounts Receivable	62.453,18
Advanced Expenses	44.353,16
NON-CURRENT ASSETS	**63.528.274,96**
LONG-TERM ASSETS	**24. 809. 029,1 1**
Credits with Related Parties	8.312.877,85
Assets for Sale	2.866.435,89
Court Deposits	234.019,48
Taxes Receivable	13.395.695,89
INVESTMENTS	**38.719.245,85**
- Lands	18.117.341,33
- Buildings and Erections	13.125.013,55
- Climate Control Equipment	7.476.890,97
TOTAL ASSETS	*185.598.586,75*
CURRENT LIABILITIES	**1 1.428.421,16**
Suppliers	2.000,00
Tax and Labor Obligations	2.103.640,17
Dividends and interest on shareholders' equity payable	3.468.059,54
Related Parties	0,01
Other Liabilities	5.854.721,44
NON-CURRENT LIABILITIES	**230. 531. 894,01**
Loans and Financing	230.531.894,01
SHAREHOLDERS' EQUITY	**(56.361.728,42)**
Capital Stock	85.478.934,64
Profit Reserves	36.770.355,22
Accumulated losses	(178.611.018,28)
TOTAL LIABILITIES	*185.598.586,75*

ANNEX II

MAIN ACCOUNTING POLICIES OF THE COMPANY

The summary of the main accounting policies adopted by the Company is as follows:

(a) Functional and presentation currency

The Company acts as administrator and lessor of real estate, and the functional currency used in the transactions is the Real (BRL). The balance sheet is presented in Brazilian reais, which is the Company's functional currency.

b) Cash and cash equivalents

This group is represented by the balances of cash in cash in hand and in fixed assets, bank accounts and short-term high-liquidity financial investments (usually with maturity of less than three months), readily convertible into a known cash amount and subject to an insignificant risk of change in value, which are stated at fair value on the closing dates of the years presented and do not exceed market value.

(c) Financial applications

Financial investments are classified according to their purpose in: (i) held for trading; (ii) held to maturity; and (iii) available for sale.

(d) Accounts receivable from related parties

Clients accounts receivable are recorded at the value of the service on the date it is rendered and do not differ from its fair values. Accounts receivable include credits for services rendered and not invoiced up to the balance sheet date.

e) Investment properties

Properties held to earn rentals and/or for capital appreciation are recorded as investment properties. Investment properties are stated at the acquisition cost, less provision for adjustment to realizable value and depreciated based on the life of the assets, when applicable.

f) Deterioration of financial assets

The Company assesses, at the end of the year or at shorter intervals, whether there is objective evidence that a financial asset or a group of financial assets is impaired.

A financial asset or a group of financial assets is considered impaired when there is objective evidence of impairment, such evidence being the result of one or more events that occurred after the initial recognition of the asset, and when there is an impact on estimated future cash flows.

g) Credits with related parties

Receivables from related parties are stated at amortized value adjusted for monetary variations, plus interest accrued through the year-end closing date. The balance reflects the fair value of the credit calculated based on the new payment schedule originated from the Court-Supervised Reorganization Plan of the Company.

Oi S.A. and its companies being reorganized.

h) Loans and financing

Loans and financing are stated at the amortized cost restated by monetary variations plus interest incurred through the year-end closing date. The transaction costs incurred are measured at the amortized cost and recognized in liabilities, reducing the balance of loans and financing, and are recorded in income over the term of the contracts. The balance reflects the fair value of the loan calculated based on the new payment schedule originated from the Court-Supervised Reorganization Plan of Oi S.A. and its companies being reorganized.

i) Current and non-current liabilities

They are stated at known or estimated amounts, plus, when applicable, the corresponding charges and monetary variations incurred through the balance sheet date.

j) Revenue recognition

Revenues correspond substantially to the amount of the consideration received or receivable for the provision of services in the regular course of the Company's activities.

k) Recognition of expenses

Expenditure shall be entered in the accounts on the accrual basis and shall be linked to recognition of revenue. Expenses paid in advance referring to future years are deferred according to their respective duration periods.

l) Financial revenues and expenses

Financial revenues are recorded on the accrual basis and represent the effective interest earned on accounts receivable settled after maturity and gains on financial investments. Financial expenses represent the actual interest incurred and other charges on loans and financing and other financial transactions.

m) Income tax and social contribution on current and deferred income

Income tax and social contribution on profits are recorded on the accrual basis.

n) Earnings per share

Basic earnings per share are calculated based on earnings for the period attributable to the Company's controlling shareholders and the weighted average number of common shares outstanding in the respective period. Diluted earnings per share are calculated using the average number of outstanding shares, adjusted by the instruments potentially convertible into shares, with dilutive effect, in the periods presented, in accordance with CPC 41.

BASE – PERSONAL PROPERTY							
Registration	Address	N.	District	Municipality	UF	IPTU Registration	Book Value
801	BLOCO C	0	PLANALTINA	BRASÍLIA	DF	30876028	R$ 122.572,07
882	AVENIDA BRASIL	4188	-	UMUARAMA	PR	1248500	R$ 97.732,40
1228	RUA PARA ESQ. C/ CEL JOAO LOPES ZEDES	432	MORRINHOS	MORRINHOS	GO	1100066000071	R$ 21.361,24
1744	AVENIDA NS-1 QD. ACSU SO-20	0	CENTRO	PALMAS	TO	11840000405430	R$ 43.675,35
2656	ÁREA ESPECIAL A	0	LAGO NORTE	BRASÍLIA	DF	30362300	R$ 93.304,62
4154	FAZENDA APUCARANA GRANDE	0		MAUÁ DA SERRA	PR	(vazio)	R$ 28.798,52
5091	QUADRAS 8 E 10	0	SOBRADINHO	BRASÍLIA	DF	15214400	R$ 67.246,36
6658	SHC/AO-SUL, AREA ESPECIAL 02, EA- 06/08	0	CRUZEIRO	BRASÍLIA	DF	3014860X	R$ 61.536,48
6916	LOTE 16	0	G/AMA	BRASÍLIA	DF	30070902	R$ 46.518,78
7500	NUC RURAL CASA GRANDE	0	PONTE ALTA NORTE	BRASÍLIA	DF	45760160	R$ 55.625,09
7502	LOTES C1 E C2 DO COMERCIO LOCAL 204	0	SANTA MARIA	SANTA MARIA	RN	47378565	R$ 141.487,00
7666	RUA MANOEL RIBAS	159	MERCÊS	CURITIBA	PR	2000580040006000	R$ 2.469.834,50
9527	R SALDANHA MARINHO	150	CENTRO	PONTA GROSSA	PR	08.6.28.03.0304.001; 8628030320001; 08.6.28.03.0320.001	R$ 18.281,32
9665	RUA SERAFIN AFONSO COSTA	1973		PARANAVAÍ	PR	01010430295001	R$ 23.160,44
11228	RUA OS 18 DO FORTE	0	IMIGRANTES	CAXIAS DO SUL	RS	44090072004000	R$ 124.492,78
13042	AREA ESPECIAL 04	0	GUARA	BRASILIA	DF	47274425	R$ 271.187,87
13113	RUA NUNES MACHADO	1891	PAROLIN	CURITIBA	PR	8000430564013000	R$ 757.848,86
13357	RUA ENGENHEIRO SCHAMBER	477		PONTA GROSSA	PR	42777	R$ 30.838,77
13389	QNN-33	0	CINELÂNDIA	BRASÍLIA	DF	30414598	R$ 144.731,89
13416	AVENIDA VEREADOR TOALDO TULIO	2119	SANTA FELICIDADE	CURITIBA	PR	60000380038002	R$ 16.413,74
13425	RUA MARECHAL FLORIANO	1037	Francisco Beltrão	FOZ DO IGUAÇU	PR	10153150390001	R$ 25.754,70
13763	TRECHO 02 DO SETOR SMPW/SUL	0	PARK WAY	BRASÍLIA	DF	30944430	R$ 210.319,20
14603	AVENIDA NS-1 QD. ACSU SO-50	0	CENTRO	PALMAS	TO	1 188 00002 0108 01246	R$ 110.186,63
14755	RUA PRUDENTE DE MORAES	25		UNIÃO DA VITÓRIA	PR	01010790131001	R$ 9.332,02
16613	RUA GUSTAVO SCHIER	216	PINHEIRINHO	CURITIBA	PR	41100060136009 000	R$ 129.723,52
17111	RUA GENERAL OSORIO	3442	Canadá	CASCAVEL	PR	1000800210650	R$ 3.892,88
18033	RUA REPUBLICA ARGENTINA	351	PONTA AGUDA	BLUMENAU	SC	10868; 4124003000010001	R$ 179.173,72
18261	RUA DEPUTADO ATILIO DE ALMEIDA BARBOSA	154	BOA VISTA	CURITIBA	PR	34100980342014000	R$ 81.127,74
18281	GLEBA RIBEIRAO COLOMBO	0		MARINGÁ	PR	(vazio)	R$ 104.915,20
20203	RUA ROCHA POMBO	242		CASCAVEL	PR	118131000	R$ 114.244,63
21674	LOTE 01	0	RIACHO FUNDO I	BRASÍLIA	DF	4754 9 750	R$ 1.553.826,60
22845	AVENIDA PRESIDENTE NEREU RAMOS	120	CENTRO	LAGES	SC	915045100200236002001	R$ 4.812,67
23529	AVENIDA BARAO DO RIO BRANCO	477	CENTRO	JOAÇABA	SC	1010290216001001	R$ 23.795,94
23887	QNM-2	0	CEILÂNDIA	BRASÍLIA	DF	45580367	R$ 63.703,05
23888	EQNP-10/14	0	CEILÂNDIA	BRASÍLIA	DF	45590443	R$ -
23973	AVENIDA MARECHAL DEODORO	3246	JARDIM TIJUCA	CAMPO GRANDE	MS	7660030071	R$ 55.591,76
24530	PRACA JOAQUIM DA S. LEAO (RUA JOAQUIM PEDRO)	324	RIO VERDE	RIO VERDE	GO	2200047000692324691	R$ 220.190,88

BASE – REAL PROPERTY							
Registration	Address	N.	District	Municipality	UF	IPTU Registration	Book Value
24756	RUA BRUSQUE ESQ. RUA JOÃO BAUER	0	CENTRO	ITAJAÍ	SC	1838	R$ 34.837,66
26170	RUA VISCONDE DO RIO BRANCO	1839	-	SÃO JOSÉ DOS PINHAIS	PR	90180015000	R$ 197.476,98
26732	RUA ANNE FRANK	687	BOQUEIRÃO	CURITIBA	PR	56100560418005	R$ 169.927,11
26912	RUA VISCONDE NACAR	234	MERCÊS	CURITIBA	PR	12000160080013	R$ 293.529,62
27654	RUA NAGIB DAHER	649	-	APUCARANA	PR	1010220197001	R$ 220.218,48
27948	RUA IRMÃOS PEREIRA	1031	-	CAMPO MOURÃO	PR	101031028900100	R$ 90.660,78
28670	R THEODORO GUIMARÃES	242	BOA VISTA	PONTA GROSSA	PR	13967	R$ 622.197,37
28814	RUA MARGARIDA SLAVIEIRO	285	-	PONTA GROSSA	PR	82947	R$ 95.767,90
30906	RUA 20 DE SETEMBRO	0	CAXIAS DO SUL	CAXIAS DO SUL	RS	44080020005000	R$ 21.658,28
33173	AVENIDA MADRE LEONIA MELITO	2100	Bela Suiça	LONDRINA	PR	6020051103290000	R$ 157.366,36
33263	RUA VISCONDE DE NACAR	1415	CENTRO	CURITIBA	PR	1000530126011000	R$ 594.399,77
34957	AREA ESPECIAL A	0	GUARÁ	BRASÍLIA	DF	18438210	R$ 34.576,69
35187	RUA TAMOIO	684	-	PATO BRANCO	PR	2972000	R$ 87.881,35
35634	RUA GENERAL NETO	0	ANEXO - CTMR	PELOTAS	RS	2008173; 754528	R$ 758.743,91
36770	RUA PROFESSOR JOÃO CANDIDO	556	-	LONDRINA	PR	1030010401760000	R$ 395.033,96
36892	RUA REINALDINO SCHAFFEMBERG QUADROS	593	CRISTO REI	CURITIBA	PR	5000770262000	R$ 31.097,97
37594	AREA ESPECIAL F	0	NÚCLEO BANDEIRANTE	BRASÍLIA	DF	16501756	R$ 89.320,22
45002	RUA LUIZ FRANÇA	170	CAJURU	CURITIBA	PR	21600820036015	R$ 33.187,03
49088	AVENIDA ANITA GARIBALDI	351	JUVEVE	CURITIBA	PR	14000970782019	R$ 37.377,88
49909	AVENIDA 15 DE DEZEMBRO ESQ. C/ SOCRATES DINIZ	0	CENTRO	ANÁPOLIS	GO	4012670168000	R$ 40.411,23
51096	RUA TEODORO RISDEN	670	IMPERATRIZ	FOZ DO IGUAÇU	PR	6636020251001	R$ 34.103,39
52018	RUA 3 ESQ. C/ RUA 7	700	CENTRO	GOIÂNIA	GO	40105303830013	R$ 659.166,83
52477	RUA MARECHAL JOSE B. BORMANN	72	CENTRO	CHAPECÓ	SC	101000024000026000	R$ 237.462,92
52920	RUA DOMINGOS MIAO	81	RIBEIRÃO MARINGÁ	MARINGÁ	PR	29273650	R$ 273.827,48
54410	AVENIDA GETULIO VARGAS	222	CENTRO	CRICIÚMA	SC	0.33.14.1700.001.001	R$ 135.477,34
55373	SHI/SUL, QI 21, CONJUNTO G	0	LAGO SUL	BRASÍLIA	DF	30999553	R$ 39.363,17
56805	RUA VENANCIO AIRES	0	SANTA MARIA	SANTA MARIA	RS	57796000	R$ 117.206,57
56830	RUA XV DE NOVEMBRO	142	CENTRO	RIO DO SUL	SC	1010060226001000 994340	R$ 387,74
58454	SEPN 508, LOTE 9, ASA NORTE	0	BRASÍLIA	BRASÍLIA	DF	9205470	R$ 7.113,76
60050	SHI/NORTE, CA 08, CONJUNTO 06, BLOCO A	0	LAGO NORTE	BRASÍLIA	DF	46351663	R$ 211.664,26
63799	AVENIDA BRASIL	1420	CENTRO	BALNEÁRIO COMBURIU	SC	1020530054003	R$ 51.773,04
71485	RUA MIGUEL JOSE JORGE ABRAÃO	306	-	MARINGÁ	PR	5005700	R$ 25.165,48
84040	SQS 407, ENTRADA DA QUADRA	0	BRASÍLIA	BRASÍLIA	DF	5700531	R$ 26.489,83
86389	RUA PEDRO VIRIATO PARIGOT DE SOUZA	4120	ORLEANS	CURITIBA	PR	77700790564003000	R$ 245.921,27
94114	RUA ELESBÃO MURTINHO	380	UNIVERSITÁRIO	CAMPO GRANDE	MS	8780080060	R$ 128.147,96
95454	LOTE 02	0	SUDOESTE	BRASÍLIA	DF	45764875	R$ 480.787,10
98384	SHI/SUL QI 26, CONJUNTO A	0	LAGO SUL	BRASÍLIA	DF	30046947	R$ 158.232,55
100213	ESTRADA JUCA BATISTA	0	IPANEMA	PORTO ALEGRE	RS	6967450	R$ 2,68
100429	AVENIDA PROTASIO ALVES	0	ALTO PETRÓPOLIS	PORTO ALEGRE	RS	1743252	R$ 48.853,06

BASE – REAL PROPERTY							
Registration	District	N.	District	Municipality	UF	IPTU Registration	Book Value
102958	EQ C-10 E EQ C-11	0	TAGUATINGA	BRASÍLIA	DF	23200061	R$ 46.086,84
106390	ENTREQUADRA EQS 112 E EQS 113	0	BRASÍLIA	BRASÍLIA	DF	30907845	R$ 202.303,38
121436	AVENIDA BORGES DE MEDEIROS	512	MATRIZ	PORTO ALEGRE	RS	365823	R$ 5.113.798,96
126593	AREA ESPECIAL 19	0	TAGUATINGA	BRASÍLIA	DF	45757887	R$ 149.581,87
136846	RUA RUI BARBOSA	3040	CENTRO	CAMPO GRANDE	MS	15340080019	R$ 853.756,79
176235	AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	BRASILIA	DF	47283831	R$ 154.787,37
176236	AVENIDA RECANTO DAS EMAS	0	RECANTO DAS EMAS	BRASÍLIA	DF	47287640	R$ 125.512,02
101109; 130952; 130951; 130950; 130953; 130954; 130955; 130957; 130960; 130961; 130962; 130963; 130964; 130966; 130967	SCS, QUADRA 02, BLOCO E, EDIFÍCIO PROJEÇÃO 21, ASA SUL (),	0	BRASÍLIA	BRASÍLIA	DF	48381888	R$ 3.603.716,04
101725; 101724; 101723; 101722; 100058; 98097; 30970; 26695; 26313; 25483; 25784; 16753	AVENIDA APARICIO BORGES	1241	PARTENON	PORTO ALEGRE	RS	562025	R$ 110.782,54
1081; 29232	RUA PRESIDENTE KENNEDY	170		CAMPO LARGO	PR	1010350375000000	R$ 20.923,60
11215; 11216; 11217; 11218; 12790	AVENIDA SILVA JARDIM	3019	AGUA VERDE	CURITIBA	PR	90003000800080000	R$ 101.752,79
13671; 13497	RUA VICENTE MACHADO	1646		GUARAPUAVA	PR	16430010	R$ 52.259,69
141337; 141119; 141118	AVENIDA T-2	1270	ST. BUENO	GOIÂNIA	GO	30308900500008	R$ 87.873,36
22425; 4696; 4695; 17677	RUA VEREADOR ROMEU LAURO WERLANG	1055	CENTRO	FRANCISCO BELTRAO	PR	010700000176000007000	R$ 47.713,74
2247; 2248; 2249; 2250	RUA 9	0	ST. AEROVIÁRIO	GOIÂNIA	GO	41303301530004	R$ 274.726,81
24066; 24067; 24068; 24069; 24070; 24071; 24072; 24073; 240 74; 240 75; 24076; 24077; 24078; 24079; 24080; 24081; 24082; 24083; 24084; 24085; 24086; 24087; 24088	RUA DES. GIL COSTA	472	ESTREITO	FLORIANÓPOLIS	SC	51200670235001286	R$ -
2657; 78045; 78044; 78047; 78043; 78050; 78051; 78049; 78048; 78052; 78053; 78054; 78055	SCN, QUADRA 03, BLOCO A, ASA NORTE	0	BRASÍLIA	BRASÍLIA	DF	48003506	R$ 4.877.446,82
33350; 33352; 33351; 33347; 33348; 33349	AV BRASIL	371	PONTA AGUDA	BLUMENAU	SC	28299	R$ 21.968,69
3949; 3959	AVENIDA BRASIL	378	CENTRO	RIO BRANCO	AC	100200140174002	R$ 204.931,42
43708; 58948	RUA NEO ALVES MARTINS	2250		MARINGÁ	PR	1072000	R$ 408.126,69
43931; 43010; 43014; 43009	RUA XV DE NOVEMBRO	0	SEDE -CTMR	PELOTAS	RS	0.928119; 2008220	R$ -
45696; 36935; 41051; 38897; 42073	AVENIDA LAGOA VERMELHA	0	Parque São Paulo	CASCAVEL	PR	016100A100070000	R$ 39.140,34
67820; 63966; 15208; 15209	RUA MAJOR CAPILE	735	JARDIM CARAMURU	DOURADOS	MS	20111060000	R$ 98.047,15
90975; 95404	RUA PRINCESA IZABEL	157	CENTRO	JOINVILLE	SC	13.20.23.69.0256.0000; 13.20.23.69.0178.0000	R$ 233.061,77
TOTAL							**R$ 31.242.354,88**

BASE – PERSONAL PROPERTY					
Address	**N.**	**District**	**Municipality**	**UF**	**Book Value**
(empty)	1100205	(empty)	-	RO	BRL 199,77
	2704302	(empty)	BENS DE MASSA - CD	AL	BRL 34,83
	3304557	(empty)	CENTRAL TELEF	RJ	BRL 7.479,43
	4106902	(empty)	CTA PA	PR	BRL -
	4202404	(empty)	(empty)	SC	BRL 37.090,64
	5103403	(empty)	CENTRAL TELEF	MS	BRL 4.610,96
	(empty)	(empty)	-	SP	BRL 977,56
AV BORGES DE MEDEIROS	512	CENTRO HISTÓRICO	PORTO ALEGRE	RS	BRL 2.405.075,29
AV BRASIL	381	CENTRO	RIO BRANCO	AC	BRL 154.482,80
Estação carregada manual. Carga PM. Ajustar	(empty)	(empty)	Endereço Genérico	TO	BRL 32.728,22
QD SCS QUADRA 2 BLOCO E	31323	ASA SUL	BRASÍLIA	DF	BRL 1.656.630,95
R 3 Q 8	0	SETOR CENTRAL	GOIÂNIA	GO	BRL 267.601,44
R RUI BARBOSA	3040	CENTRO	CAMPO GRANDE	MS	BRL 837.846,76
R STOS DUMONT	139	CENTRO	FLORIANÓPOLIS	SC	BRL 820.253,57
R VSC DE NACAR	1415	CENTRO	CURITIBA	PR	BRL 1.251.878,75
TOTAL					**BRL 7.476.890,97**